CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of Conestoga Funds and to the use of our report dated November 26, 2013 on the financial statements and financial highlights of the Conestoga Small Cap Fund, a series of shares of beneficial interest of the Conestoga Funds.   Such financial statements and financial highlights appear in the September 30, 2013 Annual Report to Shareholders that is incorporated by reference into the Statements of Additional Information.

                                                               BBD, LLP

Philadelphia, Pennsylvania

June 27, 2014